The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.

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Preliminary Structural and Collateral Term Sheet

$1,103,138,340 (Approximate) of Senior Certificates

J.P. Morgan Mortgage Trust 2005-A3

Mortgage Pass-Through Certificates, Series 2005-A3

		4/8/2005
Features of the Transaction		Preliminary Mortgage Pool Data (approximate)
			Pool 1	Pool 2	Pool 3	Pool 4
		Collateral Type	10Yr Hybrid	10Yr Hybrid	7Yr Hybrid	7Yr Hybrid
- Offering consists of approximately [1,103mm] of Senior Certificates expected to be rated AAA by 2 of the 4; S&P, Moody's, Fitch, Dominion.			ARMS	ARMS	ARMS	ARMS
		Outstanding Principal Balance	153,491,098	396,324,811	191,325,192	128,000,000
- The Amount of Senior Certificates is approximate and may vary.		Number of Mortgage Loans	360	734	499	288
- Multiple groups of Mortgage Loans will collateralize the transaction		Average Principal Balance	426,197	595,915	384,708	472,517
- There are approximately 6 groups of Senior Certificates, which may vary.		Weighted Average Net Mortgage Rate	5.27%	5.20%	5.06%	4.31%
- The Credit Support for Groups 1-6 of Senior Certificates is		Weighted Average Maturity	358	356	357	340
Cross-Collateralized, with respect to losses.		Weighted Average Seasoning	2	3	3	20
		Weighted Average Months to Roll	118	117	81	64
		ARM Index	LM6(73%),LY1(27%)	LY1(95%),LM6(5%)	LM6(73%),LY1(27%)	CMT(100%)
			CMT
Key Terms		Weighted Average Gross Margin	2.07	2.27	2.07	2.75
Issuer :	J.P.Morgan Mortgage Trust	Initial Periodic Rate Cap	5.00	4.85	5.00	5.00
Underwriter :	J.P.Morgan Securities, Inc.	Subsequent Periodic Rate Cap	1.27	1.94	1.27	2.00
Depositor :	J.P. Morgan Acceptance Corp. I	Lifetime Rate Cap	5.00	5.01	5.00	5.00
Master Servicer:	Wells Fargo	Weighted Average Loan-to-Value	62%	65%	66%	67%
Trustee:	Wachovia Bank	Weighted Average FICO Score	742	737	746	740
Type of Issuance:	Public	Geographic Distribution	CA(20%),NJ(9%)	CA(34%),NY(27%)	CA(17%),FL(12%)	CA(23%),VA(8%)
Servicer Advancing:	Yes, Subject to Recoverability.	Percent Owner Occupied	86%	92%	86%	95%
Compensating Interest:	Paid, But Capped.	Percent Single Family / PUD	88%	77%	90%	94%
Clean-Up Call / Optional Termination:	[5%] clean-up call (aggregate portfolio)	Interest Only	87%	22%	85%	49%
Legal Investment:	The Senior Certificates are	Primary Originator / Servicer	Cendant	Chase	Cendant	Wells
	SMEEA Eligible at Settlement.	Other Originator / Servicer	Chase	Cendant	Chase,CTX
ERISA Eligible:	The Senior Certificates are	Preliminary Mortgage Pool Data (approximate)
	ERISA eligible subject to limitations set		Pool 5	Pool 6
	forth in the final prospectus supplement.	Collateral Type	3Yr Hybrid	5Yr Hybrid
Tax Treatment:	REMIC		ARMS	ARMS
Structure:	Senior/Subordinate w/ Shifting Interest	Outstanding Principal Balance	34,999,747	239,007,692
	and Subordinate Certificate Prepayment Lockout	Number of Mortgage Loans	185	717
Expected AAA Subordination:	3.50% +/- .50%	Average Principal Balance	190,032	333,693
Rating Agencies:	At least 2 of 4; Moody's, S&P, Fitch, Dominion	Weighted Average Net Mortgage Rate	4.42%	4.94%
Registration:	Senior Certificates - DTC	Weighted Average Maturity	355	357
		Weighted Average Seasoning	5	3
		Weighted Average Months to Roll	31	57
		ARM Index	LY1(100%)	LY1(99%),LM6(1%)
				CMT
		Weighted Average Gross Margin	2.25	2.25
		Initial Periodic Rate Cap	2.00	4.88
		Subsequent Periodic Rate Cap	2.00	1.99
		Lifetime Rate Cap	5.00	5.00
		Weighted Average Loan-to-Value	75%	76%
		Weighted Average FICO Score	714	726
		Geographic Distribution	FL(26%),CA(25%)	CA(36%),VA(7%)
		Percent Owner Occupied	83%	94%
		Percent Single Family / PUD	91%	88%
		Interest Only	16%	82%
		Primary Originator / Servicer	Chase	Chase,
		Other Originator / Servicer	CTX	Countrywide
				Cendant,CTX
Time Table		JPMSI Contact Information
Cut-Off Date	May 1, 2005	Trading/Structuring	Greg Boester	212.834.2499
Settlement Date	May 31, 2005		Tom Scudese	212.834.2499
First Distribution Date	June 25, 2005		Marc Simpson	212.834.2499
Distribution Date	25th or Next Business Day

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purchase or sale of any financial instrument. Securit ies or financial instruments mentioned herein may not be suitable for all investors.  The recipient of these materials must make its own independent decisions regarding any securities or financial instruments mentioned herein. The information contained her ein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus and prospectus supplement relating to the securities and any other information subsequently filed with the Securities and Exchange Commission. These materials are subject to change, completion or amendment from time to time without notice, and JPMorgan is under no obligation to keep you advised of such changes. These materials have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities described herein. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplemen t relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

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